UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 20, 2009 (October 14, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	40 East 52nd Street, New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

	Registrant’s telephone number, including area code:	(212) 810-5300

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2009, BlackRock, Inc. (the “Company”) entered into a commercial paper program (the “Program”) under which the Company may issue unsecured commercial paper notes (the “Notes”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $3,000,000,000. The proceeds of the commercial paper issuances will be used for general corporate purposes. Amounts available under the Program may be reborrowed.

Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC will act as dealers under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company (each, a “Dealer Agreement”).  JPMorgan Chase Bank, National Association, will act as issuing and paying agent under the Program.

The Program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. The Program contains customary representations, warranties, covenants and indemnification provisions.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based upon market conditions at the time of the issuance of the Notes. The rates of interest will depend on whether the Notes will be fixed or floating rate. The interest on a floating rate may be based on the following: (a) CD rate; (b) commercial paper rate; (c) federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; or (g) such other base rate as may be specified in a supplement.

The Program contains certain events of default including, among other things: non-payment of principal, interest or fees; violation of covenants; invalidity of any loan document; material judgments; and bankruptcy and insolvency events, subject in certain instances to cure periods.

A copy of the Dealer Agreement between BlackRock, Inc. and Barclays Capital Inc., dated as of October 14, 2009, is attached to this report as Exhibit 10.1 and is incorporated by reference as though it was fully set forth herein. In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company is filing only one commercial paper dealer agreement, as the other agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions. The description above is a summary of the Program and is qualified in its entirety by the Dealer Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the unsecured commercial paper program discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Commercial Paper Dealer Agreement between BlackRock, Inc. and Barclays Capital Inc., dated as of October 14, 2009.
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* In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one commercial paper dealer agreement, as the other agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2009	BlackRock, Inc. (Registrant) By: /s/ Daniel R. Waltcher Daniel R. Waltcher Managing Director and Deputy General Counsel

EXHIBIT INDEX

10.1	Commercial Paper Dealer Agreement between BlackRock, Inc. and Barclays Capital Inc., dated as of October 14, 2009.*
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* In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one commercial paper dealer agreement, as the other agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.